Exhibit 10.2

AMENDMENT NO. 1 TO THE FINISHED PRODUCT

SUPPLY AGREEMENT

This Amendment No. 1 to the Finished Product Supply Agreement (this “Amendment”) is entered into as of August 2, 2008 (the “Amendment Date”), by and between:

SANOFI-AVENTIS U.S. LLC, a limited liability company organized and existing under the laws of Delaware, with an office located at 10236 Marion Park Drive, Kansas City, Missouri, USA 64137-1405 (“Sanofi”);

and

AXCAN PHARMA INC., a corporation organized and existing under the laws of Canada, with its principal office located at 597 Laurier Boulevard, Mont-Saint-Hilaire, Quebec, Canada, J3H 6C4, on behalf of itself and its Affiliates (“Axcan Pharma” or the “Purchaser”);

(Sanofi and Axcan may be referred to herein individually as a “Party” and collectively as the “Parties”.)

RECITALS

WHEREAS, Aventis Pharmaceuticals Inc. (“Aventis”) and Axcan entered into a Finished Product Supply Agreement dated October 8, 2003 (the “Original Agreement”) with respect to the supply of Product in the Territory;

WHEREAS, on or about March 2, 2006, Aventis advised Axcan by written notice that it had assigned the Original Agreement and all rights and obligations thereunder to Sanofi;

WHEREAS, pursuant to section 4.1 of the Original Agreement, the term of the Original Agreement is of five (5) years, ending on October 7, 2008 (the “Original Term”);

WHEREAS, the Parties wish to extend the term of the Original Agreement for an additional period of five (5) years as of the Amendment Date;

WHEREAS, the Parties further wish to revise and amend the Original Agreement to, amongst other things, address (i) yearly price increases, (ii) volume expansion and rebates, (iii) continuous improvement and performance evaluation, (iv) exclusivity of the supply, and (v) necessity that the Product continue to be manufactured in its current manufacturing site;

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NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Amendment of Supply Terms.

1.1.	Section 2.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“2.1 Supply and Exclusivity. Pursuant to the terms and conditions of this Agreement, during the Term, Sanofi agrees to supply Products to Purchaser, to be manufactured from Sanofi’s manufacturing site located in Kansas City, MO. Sanofi agrees to supply the Carafate® Suspension Product to Purchaser on an exclusive basis in the Territory, and, without limiting the foregoing, shall not supply a sucralfate suspension formulation product that is AB Rated to the Carafate® Suspension Product to any other party in the Territory. For purposes of this Section 2.1, “AB Rated” shall mean “therapeutically equivalent” as evaluated by the FDA, applying the definition of “therapeutically equivalent” set forth in the Preface to the current edition of the FDA publication “APPROVED DRUG PRODUCTS WITH THERAPEUTIC EQUIVALENCE EVALUATIONS”, as such requirements may be amended in the future. Nothing in this provision shall diminish the parties’ respective confidentiality obligations with respect to the Product. Sanofi shall not subcontract its obligations hereunder or change the manufacturing site for the Product without the Purchaser’s prior written consent. Purchaser agrees to purchase, or cause to be purchased, exclusively from Sanofi or its permitted designee, Purchaser’s requirement of Products for purposes of distribution by Purchaser in the Territory.

1.2.	Article 2 of the Original Agreement is hereby amended by the addition, after section 2.11, of the following sections 2.12 and 2.13:

“2.12 Service Requirements.

(a)	Account Management. Each of Purchaser and Sanofi will assign representatives to manage this Agreement at the following levels:

(i)	Account Managers: Purchaser’s Strategic Sourcing Director, Purchaser’s Strategic Sourcing Manager, Sanofi’s Director of Procurement and Sanofi’s Account Director will monitor and implement this Agreement. Account Managers will schedule meetings to review, among other things, quality, technical, procurement and service issues. Account Managers will be accessible by phone, cell phone/pager, voice-mail and e-mail during regular business hours.

(b)	Reports. Sanofi shall provide to Purchaser, at Sanofi’s costs, yearly reports containing mutually agreed pertinent business information, but shall include (i) total orders per SKU in units and dollars, and (ii) Purchaser’s total yearly purchase.

(c)	Metrics and Acceptable Levels of Service. Sanofi shall use commercially reasonable efforts to provide Purchaser with a minimum of 70% overall performance (or any other target that may be mutually agreed upon between the Parties during business reviews) (that is the total score in the “Global Evaluation” section of the “Supplier Scorecard” presented in Schedule 2.12, attached hereto), with a targeted year-to-year level of

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improvement as may be agreed between the Parties from time to time, provided that failure to meet such level of performance or improvement shall not constitute a breach or violation of this Agreement.”

“2.13 Improvement. In the either party identifies an improvement opportunity, the other party will consider such opportunity in good faith.”

2.	Amendment of the Pricing Terms.

2.1.	Section 3.1 (b) of the Original Agreement is hereby replaced in its entirety by the following:

“(b) The Initial Product Costs will remain firm until [*]. Beginning on January 1, 2005 and on January 1 of each calendar year thereafter, the Initial Product Cost shall be increased to reflect increases in the Producer Price Index as published by the U.S. Department of Labor, pcu 325412325412 for the calendar year prior to the year for which any such adjustment is to take place, provided such adjustment shall not exceed [*] (the “PPI Adjustment”), provided further that, in the event Purchaser places binding purchase orders under this Agreement during either of calendar years 2008 or 2009 for Carafate® Suspension Product in excess of [*] for delivery pursuant to this Agreement during the same calendar year, the then applicable Initial Product Cost for Carafate® Suspension Product shall be increased by [*]% of the [*]. Without limiting the generality of the foregoing, for the avoidance of doubt and ease of administration, the parties agree that the Initial Product Cost, as adjusted by the PPI Adjustment, applicable for 2007 to the Carafate® Suspension Product and the Carafate® Tablet Product, is set forth on Exhibit A hereto.”

3.	Amendment of the Term Provisions.

3.1.	Section 4.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“4.1 Term. The Term will commence upon the Effective Date and will continue until August 1, 2013, unless terminated earlier in accordance with the provisions of Section 4.2 (the “Term”). Twelve (12) months prior to the end of this initial Term, in the event that this Agreement has not been previously terminated and Purchaser is not in material default hereunder (but solely to the extent Sanofi has provided prior written notice of such material default to Purchaser), the Agreement shall be automatically renewed for an additional three (3) year period after the end of the initial Term, unless Purchaser has sent a prior written notice of not less than twelve (12) months advising Sanofi of its decision not to renew the Agreement. If the Agreement is renewed, the Term shall be deemed to include such additional period.”

3.2.	Section 4.2(d) of the Original Agreement shall be amended and restated in its entirety as follows:

“(d) after the third anniversary of the Amendment Date, Purchaser may provide not less than twelve (12) months prior written notice to Aventis of its election to terminate (e.g., the earliest the Agreement could be terminated would be the fourth anniversary of the Amendment Date); or”

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4.	Amendment of the Schedules.

4.1.	The Agreement is hereby amended by the addition of Schedule 2.12, “Supplier Scorecard”, attached hereto as Exhibit B.

4.2.	Schedule 3.1 is hereby amended by the deletion, in each of sections A and B, of the two last paragraphs.

5.	Miscellaneous.

5.1.	Any term beginning with an uppercase letter herein that is not otherwise defined in this Amendment shall have meaning ascribed to it in the Original Agreement, unless the context dictates otherwise.

5.2.	The titles to the articles or sections in this Amendment are not part of this Amendment or the Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

5.3.	Except as specifically provided for in this Amendment, the terms and conditions of the Agreement remain unchanged and in full force and effect, and are hereby confirmed.

5.4.	This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

[Signatures on next page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers with effect as of the date set forth hereinabove.

AXCAN PHARMA INC.		SANOFI-AVENTIS U.S. LLC

By:	/s/ Frank AGM Verwiel	By:	/s/ Osric Reavis

Name:	Frank AGM Verwiel	Name:	Osric Reavis

Title:	President and CEO	Title:	Vice President, U.S. Industrial Affairs

Date:	July 31, 2008	Date:	8/20/08

		By:	/s/ Laurent Gilhodes

		Name:	Laurent Gilhodes

		Title:	Vice President & Chief Financial Officer

		Date:	8/28/08

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EXHIBIT A

2007 Adjusted Initial Product Cost

Product	Unit	Cost
Carafate Suspension	16 oz bottle	$	[*]
Carafate Tablet	100ct bottle	$	[*]

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EXHIBIT B

Supplier Scorecard

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